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                                                                      EXHIBIT 24


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in: (i) Registration Statements on Form S-16, File Nos. 2-51894, 2-55664, 2-63470 and 2-75654; (ii) Registration Statements on
Form S-8, File Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443
and 33-54555; (iii) Registration Statements on Form S-3, File Nos. 2-84910, 33-26314, 33- 23880, 33-42698, 33-44871, 33-45091, 33-46999, 33-51115 and
33-54317; and (iv) Registration Statement on Form S-4, File No. 33-53255 of our report dated October 7, 1994, on the consolidated financial statements of K N Energy, Inc. and subsidiaries and on supplemental Schedules V, VI, IX and X included in this Form 10-K/A, as amended, for the year ended December 31, 1993.

                                                         /s/ Arthur Andersen LLP

Denver, Colorado
October 7, 1994.





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